                                                                    EXHIBIT 99.1


PRESS RELEASE
                                            CONTACT:
                                            Megan J. Cordle
                                            Alliance Resource Partners, L.P.
(ALLIANCE RESOURCE PARTNERS, L.P.)          1717 South Boulder Avenue, Suite 600
                                            Tulsa, Oklahoma 74119
                                            (918) 295-7642

FOR IMMEDIATE RELEASE

ALLIANCE RESOURCE PARTNERS, L.P.

Announces Increase in Net Income for Third Quarter 2003; Quarterly Record for Revenues and Tons Sold; and Declares Quarterly Cash Distribution of $0.525 Per Unit

Tulsa, Oklahoma, October 24, 2003 - Alliance Resource Partners, L.P. (Nasdaq:
ARLP) today reported net income of $10.8 million, or $0.59 per basic limited partner unit, for the third quarter ended September 30, 2003, compared to $4.1 million, or $0.31 per basic limited partner unit, for the same quarter of 2002. Income before income taxes for the third quarter ended September 30, 2003, was $11.5 million compared to $3.6 million for the same quarter of 2002. Net income per basic limited partner unit for the third quarter ended September 30, 2003, is based on 17,903,793 units, which reflects the common units offering completed in the first quarter of 2003, compared to 15,405,311 for the same quarter of 2002.

The Partnership also declared a quarterly cash distribution of $0.525 per unit (an annualized rate of $2.10) for the third quarter ended September 30, 2003, payable on November 14, 2003, to all unitholders of record as of November 3, 2003.

Revenues and tons sold for the third quarter ended September 30, 2003, established quarterly records of $141.8 million and 5.2 million tons, respectively, compared to $132.8 million and 4.7 million tons in the third quarter of 2002. Revenues increased due to higher sales volumes, partially offset by lower sales prices. Coal inventories declined by approximately 330,000 tons during the third quarter of 2003.

Production for the third quarter of 2003 was 4.7 million tons, compared to 4.1 million tons in the third quarter of 2002. Production increased at all of the Partnership's active operations, more than offsetting the production loss associated with idling the Hopkins County Coal mine in June 2003. (See ARLP Press Releases, dated April 3 and June 2, 2003). The Partnership's increased production is attributable to several strategic capital investments made during the past two years. The Partnership has added continuous miner units at its Gibson County Coal, Warrior Coal and MC Mining mines and made infrastructure investments, such as new mine shafts, at the Dotiki and Pattiki mines. Quarterly production at the Mettiki mine was comparable with the previous three quarters, but significantly greater than the third quarter of 2002, when adverse geologic conditions were encountered.

Net income for the third quarter of 2003 benefited from the increase in tons sold and the lower per ton operating expenses associated with the increase in production. The increase in net income was achieved even though general and administrative expense and income tax expense for the third


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quarter of 2003 were higher than general and administrative expense and income tax expense for last year's comparable quarter. The general and administrative expense increase was primarily attributable to higher accruals, totaling $1.8 million, associated with the Partnership's managing general partner's incentive compensation plans. The majority of these accruals is attributable to the Long-Term Incentive Plan, which is a restricted unit program and was impacted by the increased market value of the Partnership's common units. In addition, general and administrative expenses were impacted by higher insurance and surety bonding costs. The increased income tax expense is associated with coal synfuel related services performed by Alliance Service, Inc., an indirect wholly-owned subsidiary of the Partnership, which is subject to federal and state income taxes.

Commenting on the Partnership's 2003 third quarter performance, Joseph W. Craft III, the Partnership's President and Chief Executive Officer, said "A strong shipping quarter combined with another solid performance from our operations have resulted in better than expected financial results for the quarter. Coal prices have picked up recently due to an improving domestic economy, supply uncertainties in the Eastern United States and relatively high natural gas prices. During the third quarter, the Partnership sold the balance of its anticipated production for 2003 and improved its sales position for 2004."

For the nine months ended September 30, 2003, the Partnership had net income of $32.5 million, or $1.86 per basic limited partner unit, compared to net income of $29.5 million, or $1.92 per basic limited partner unit, for the same period of 2002. Revenues were $400.2 million and coal sales were 14.4 million tons for the first nine months of 2003, compared to $385.0 million and 13.6 million tons for the same period of 2002, respectively. Net income per basic limited partner unit for the nine months ended September 30, 2003, is based on a weighted average of 17,471,864 units, which reflects the weighted average impact of the common units offering completed in the first quarter of 2003, compared to 15,405,311 units for the same period of 2002.

Financial results for the year-to-date have benefited from lower per ton operating costs, primarily reflecting increased production, partially offset by lower sales prices. Year-to-date financial results have been negatively impacted by the increases in general and administrative and income tax expenses as explained above in the review of third quarter 2003 financial results.

Looking ahead, Mr. Craft stated, "The Partnership is estimating net income for the 2003 fourth quarter to be between $8 and $10 million, based on anticipated shipments of 5 million tons. Assuming these results are achieved, the Partnership's net income for the year would be at record levels, ranging from $40 to $42 million, which is 7% higher than previous guidance at the mid-point of the range." Mr. Craft added, "Currently, approximately 86% of next year's anticipated coal production of 19 million tons is contracted for sale, which is above normal for this time of year. We are, however, engaged in the final round of negotiations with several potential customers for shipments in 2004 which, if successful, will provide us the opportunity to increase our production by approximately 500,000 tons next year. Once we finalize these negotiations, we will be in a better position to provide earnings guidance for 2004. We are committed to delivering again on our goal of sustaining growth in earnings and cash flow."

As of September 30, 2003, the Partnership satisfied the early conversion financial tests contained in the Partnership Agreement. As a result, one-half of the outstanding subordinated units (i.e., 3,211,265 subordinated units) held by Alliance Resource GP, LLC, the special general partner of the Partnership, will convert into common units on November 15, 2003. The remainder of the subordinated units are expected to convert into common units in the fourth quarter of 2004,


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assuming the Partnership continues to meet the financial test requirements of the Partnership Agreement. As of November 15, 2003, Alliance Resource GP, LLC, will own 4,444,045 and 3,211,266 of the Partnership's common and subordinated units, respectively. As of that date, total units outstanding, both common and subordinated, are expected to remain at 17,903,793.

The statements and projections used throughout this release are based on current expectations. These statements and projections are forward-looking, and actual results may differ materially. These projections do not include the potential impact of any mergers, acquisitions or other business combinations that may occur after the date of this release. At the end of this release, we have included more information regarding business risks that could affect our results.

Alliance Resource Partners is the nation's only publicly traded master limited partnership involved in the production and marketing of coal. Alliance Resource Partners currently operates mining complexes in Illinois, Indiana, Kentucky and Maryland.

FORWARD-LOOKING STATEMENTS: WITH THE EXCEPTION OF HISTORICAL MATTERS, ANY MATTERS DISCUSSED IN THIS PRESS RELEASE ARE FORWARD-LOOKING STATEMENTS THAT INVOLVE RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM PROJECTED RESULTS. THESE RISKS, UNCERTAINTIES AND CONTINGENCIES INCLUDE, BUT ARE NOT LIMITED TO, THE FOLLOWING: COMPETITION IN COAL MARKETS AND OUR ABILITY TO RESPOND TO THE COMPETITION; FLUCTUATION IN COAL PRICES, WHICH COULD ADVERSELY AFFECT OUR OPERATING RESULTS AND CASH FLOWS; DEREGULATION OF THE ELECTRIC UTILITY INDUSTRY OR THE EFFECTS OF ANY ADVERSE CHANGES IN THE DOMESTIC COAL INDUSTRY, ELECTRIC UTILITY INDUSTRY, OR GENERAL ECONOMIC CONDITIONS; DEPENDENCE ON SIGNIFICANT CUSTOMER CONTRACTS, INCLUDING RENEWING CUSTOMER CONTRACTS UPON EXPIRATION OF EXISTING CONTRACTS; CUSTOMER BANKRUPTCIES AND/OR CANCELLATIONS OF, OR BREACHES TO, EXISTING CONTRACTS; CUSTOMER DELAYS OR DEFAULTS IN MAKING PAYMENTS; FLUCTUATIONS IN COAL DEMAND, PRICES AND AVAILABILITY DUE TO LABOR AND TRANSPORTATION COSTS AND DISRUPTIONS, EQUIPMENT AVAILABILITY, GOVERNMENTAL REGULATIONS AND OTHER FACTORS; OUR PRODUCTIVITY LEVELS AND MARGINS THAT WE EARN ON OUR COAL SALES; ANY UNANTICIPATED INCREASES IN LABOR COSTS, ADVERSE CHANGES IN WORK RULES, OR UNEXPECTED CASH PAYMENTS ASSOCIATED WITH POST-MINE RECLAMATION AND WORKERS' COMPENSATION CLAIMS; ANY UNANTICIPATED INCREASES IN TRANSPORTATION COSTS AND RISK OF TRANSPORTATION DELAYS OR INTERRUPTIONS; GREATER THAN EXPECTED ENVIRONMENTAL REGULATIONS, COSTS AND LIABILITIES; A VARIETY OF OPERATIONAL, GEOLOGIC, PERMITTING, LABOR AND WEATHER-RELATED FACTORS; RISKS OF MAJOR MINE-RELATED ACCIDENTS OR INTERRUPTIONS; RESULTS OF LITIGATION; DIFFICULTY MAINTAINING OUR SURETY BONDS FOR MINE RECLAMATION AS WELL AS WORKERS' COMPENSATION AND BLACK LUNG BENEFITS; DIFFICULTY OBTAINING COMMERCIAL PROPERTY INSURANCE; AND RISKS ASSOCIATED WITH OUR 10.0% PARTICIPATION (EXCLUDING ANY APPLICABLE DEDUCTIBLE) IN THE COMMERCIAL PROPERTY PROGRAM.

ADDITIONAL INFORMATION CONCERNING THESE AND OTHER FACTORS CAN BE FOUND IN THE PARTNERSHIP'S PUBLIC PERIODIC FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION ("SEC"), INCLUDING THE PARTNERSHIP'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2002 FILED ON MARCH 20, 2003 WITH THE SEC. EXCEPT AS REQUIRED BY APPLICABLE SECURITIES LAWS, THE PARTNERSHIP DOES NOT INTEND TO UPDATE ITS FORWARD-LOOKING STATEMENTS.


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                        ALLIANCE RESOURCE PARTNERS, L.P.

         CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND OPERATING DATA
                 (IN THOUSANDS, EXCEPT UNIT AND PER UNIT DATA)
                                   (UNAUDITED)

                                                  THREE MONTHS ENDED              NINE MONTHS ENDED
                                                     SEPTEMBER 30,                  SEPTEMBER 30,
                                              ---------------------------    ----------------------------
                                                  2003           2002            2003            2002
                                              ------------   ------------    ------------    ------------

Tons sold                                            5,181          4,703          14,386          13,620
Tons produced                                        4,729          4,080          14,362          13,531

SALES AND OPERATING REVENUES:
   Coal sales                                 $    131,131   $    122,241    $    368,170    $    355,657
   Transportation revenues                           5,231          5,032          14,617          14,490
   Other sales and operating revenues                5,437          5,507          17,408          14,849
                                              ------------   ------------    ------------    ------------
      Total revenues                               141,799        132,780         400,195         384,996
                                              ------------   ------------    ------------    ------------

EXPENSES:
   Operating expenses                               98,464         99,780         276,149         268,510
   Transportation expenses                           5,231          5,032          14,617          14,490
   Outside purchases                                 3,844          2,773           5,233           8,384
   General and administrative                        6,494          4,316          18,799          14,422
   Depreciation, depletion and amortization         12,556         12,903          39,349          38,516
   Interest expense                                  4,088          4,008          12,045          12,154
                                              ------------   ------------    ------------    ------------
      Total operating expenses                     130,677        128,812         366,192         356,476
                                              ------------   ------------    ------------    ------------

INCOME FROM OPERATIONS                              11,122          3,968          34,003          28,520
OTHER INCOME (EXPENSE)                                 344           (412)            794             425
                                              ------------   ------------    ------------    ------------
INCOME BEFORE INCOME TAXES                          11,466          3,556          34,797          28,945
INCOME TAX EXPENSE                                     663           (570)          2,338            (593)
                                              ------------   ------------    ------------    ------------
NET INCOME                                    $     10,803   $      4,126    $     32,459    $     29,538
                                              ============   ============    ============    ============

GENERAL PARTNERS' INTEREST
   IN NET INCOME (LOSS)                       $        216   $       (579)   $         (3)   $        (98)
                                              ============   ============    ============    ============

LIMITED PARTNERS' INTEREST
   IN NET INCOME                              $     10,587   $      4,705    $     32,462    $     29,636
                                              ============   ============    ============    ============

BASIC NET INCOME PER LIMITED PARTNER UNIT     $       0.59   $       0.31    $       1.86    $       1.92
                                              ============   ============    ============    ============

DILUTED NET INCOME PER LIMITED PARTNER UNIT   $       0.57   $       0.30    $       1.80    $       1.87
                                              ============   ============    ============    ============

WEIGHTED AVERAGE NUMBER OF UNITS
   OUTSTANDING - BASIC                          17,903,793     15,405,311      17,471,864      15,405,311
                                              ============   ============    ============    ============

WEIGHTED AVERAGE NUMBER OF UNITS
   OUTSTANDING - DILUTED                        18,487,787     15,844,316      18,053,904      15,842,689
                                              ============   ============    ============    ============


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                        ALLIANCE RESOURCE PARTNERS, L.P.

                      CONDENSED CONSOLIDATED BALANCE SHEETS
                        (IN THOUSANDS, EXCEPT UNIT DATA)

                                                            SEPTEMBER 30,   DECEMBER 31,
                                                               2003             2002
                                                            ------------    ------------
                                                             (UNAUDITED)
ASSETS

CURRENT ASSETS:
   Cash and cash equivalents                                $      1,340    $      9,028
   Trade receivables, net                                         42,658          33,018
   Marketable securities                                          23,519             470
   Inventories                                                    16,652          13,165
   Advance royalties                                               5,233           5,232
   Prepaid expenses and other assets                               3,601           2,784
                                                            ------------    ------------
      Total current assets                                        93,003          63,697

PROPERTY, PLANT AND EQUIPMENT AT COST                            471,102         446,629
LESS ACCUMULATED DEPRECIATION, DEPLETION AND AMORTIZATION       (244,411)       (216,777)
                                                            ------------    ------------
                                                                 226,691         229,852
OTHER ASSETS:
   Advance royalties                                               8,917          10,542
   Coal supply agreements, net                                     6,126           8,167
   Other long-term assets                                          4,750           4,674
                                                            ------------    ------------
                                                            $    339,487    $    316,932
                                                            ============    ============

LIABILITIES AND PARTNERS' EQUITY

CURRENT LIABILITIES:
   Accounts payable                                         $     19,628    $     23,330
   Due to affiliates                                               2,321           1,286
   Accrued taxes other than income taxes                           9,698           8,105
   Accrued payroll and related expenses                           11,594          10,004
   Accrued interest                                                1,661           5,361
   Workers' compensation and pneumoconiosis benefits               4,949           5,275
   Other current liabilities                                       6,535           9,877
   Current maturities, long-term debt                                 --          16,250
                                                            ------------    ------------
      Total current liabilities                                   56,386          79,488
                                                            ------------    ------------

LONG-TERM LIABILITIES:
   Long-term debt, excluding current maturities                  201,000         195,000
   Accrued pneumoconiosis benefits                                17,284          16,067
   Workers' compensation                                          23,801          19,949
   Reclamation and mine closing                                   22,159          21,821
   Due to affiliates                                              10,930          20,652
   Other liabilities                                               2,702           2,717
                                                            ------------    ------------
      Total liabilities                                          334,262         355,694
                                                            ------------    ------------

COMMITMENTS AND CONTINGENCIES

PARTNERS' CAPITAL (DEFICIT):
   Common Unitholders 11,481,262 and 8,982,780 units
     outstanding, respectively                                   200,331         144,219
   Subordinated Unitholder 6,422,531 units outstanding           116,333         112,916
   General Partners                                             (306,038)       (290,472)
   Unrealized loss on marketable securities                         (126)           (150)
   Minimum pension liability                                      (5,275)         (5,275)
                                                            ------------    ------------
      Total Partners' capital (deficit)                            5,225         (38,762)
                                                            ------------    ------------
                                                            $    339,487    $    316,932
                                                            ============    ============


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                        ALLIANCE RESOURCE PARTNERS, L.P.

            CONDENSED CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)
                                   (UNAUDITED)

                                                                           NINE MONTHS ENDED
                                                                             SEPTEMBER 30,
                                                                      ----------------------------
                                                                          2003            2002
                                                                      ------------    ------------

CASH FLOWS PROVIDED BY OPERATING ACTIVITIES                           $     62,491    $     56,374
                                                                      ------------    ------------

CASH FLOWS FROM INVESTING ACTIVITIES:
   Purchase of property, plant and equipment                               (34,190)        (48,579)
   Purchase of Warrior Coal                                                (12,661)             --
   Proceeds from sale of property, plant and equipment                         413             322
   Purchase of marketable securities                                       (23,021)
   Proceeds from the maturity of marketable securities                          --          10,085
                                                                      ------------    ------------
      Net cash used in investing activities                                (69,459)        (38,172)
                                                                      ------------    ------------

CASH FLOWS FROM FINANCING ACTIVITIES:
   Proceeds from common unit offering to public                             53,956              --
   Cash contribution by General Partners                                         9              --
   Payments on Warrior Coal revolver                                       (17,000)             --
   Borrowings under revolving credit and working capital facilities         31,600          61,700
   Payments under revolving credit and working capital facilities          (10,600)        (51,700)
   Payments on long-term debt                                              (31,250)        (11,250)
   Distributions to Partners                                               (27,435)        (23,580)
                                                                      ------------    ------------
      Net cash used in financing activities                                   (720)        (24,830)
                                                                      ------------    ------------

NET CHANGE IN CASH AND CASH EQUIVALENTS                                     (7,688)         (6,628)

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD                             9,028          11,093
                                                                      ------------    ------------
CASH AND CASH EQUIVALENTS AT END OF PERIOD                            $      1,340    $      4,465
                                                                      ============    ============


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Reconciliation of GAAP "Cash Flows Provided by Operating Activities" to Non-GAAP
  "EBITDA" and Reconciliation of Non-GAAP "EBITDA" to GAAP "Net Income" (in thousands)

                                                                 THREE MONTHS ENDED               NINE MONTHS ENDED
                                                                    SEPTEMBER 30,                   SEPTEMBER 30,
                                                            ----------------------------    ----------------------------
                                                                2003            2002            2003            2002
                                                            ------------    ------------    ------------    ------------

Cash flows provided by operating activities                 $     18,764    $     17,913    $     62,491    $     56,374
Reclamation and mine closing                                        (335)           (297)         (1,005)           (892)
Coal inventory adjustment to market                                  327            (448)             (8)         (1,271)
Other                                                                234             516             (32)            350
Net effect of changes in operating assets and liabilities          4,369            (655)         10,362          13,493
Interest expense                                                   4,088           4,008          12,045          12,154
Income taxes                                                         663            (570)          2,338            (593)
                                                            ------------    ------------    ------------    ------------
EBITDA                                                            28,110          20,467          86,191          79,615
Depreciation, depletion and amortization                         (12,556)        (12,903)        (39,349)        (38,516)
Interest expense                                                  (4,088)         (4,008)        (12,045)        (12,154)
Income taxes                                                        (663)            570          (2,338)            593
                                                            ------------    ------------    ------------    ------------
Net income                                                  $     10,803    $      4,126    $     32,459    $     29,538
                                                            ============    ============    ============    ============


EBITDA is defined as income before net interest expense, income taxes and depreciation, depletion and amortization. Management believes EBITDA is a useful indicator of its ability to meet debt service and capital expenditure requirements and uses EBITDA as a measure of operating performance. EBITDA should not be considered as an alternative to net income, income from operations, cash flows from operating activities or any other measure of financial performance presented in accordance with generally accepted accounting principles. EBITDA is not intended to represent cash flow and does not represent the measure of cash available for distribution. The Partnership's method of computing EBITDA may not be the same method used to compute similar measures reported by other companies, or EBITDA may be computed differently by the Partnership in different contexts (i.e. public reporting versus computation under financing agreements).


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